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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of kforce.com, Inc. (the "Company"), formerly known as Romac International, Inc., on Form S-8 of our report dated January 30, 2001, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP

Tampa, Florida
May 3, 2001



TPA1 #1104609 v4